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                                                              Exhibit 10(iv)


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                                 Amarillo National Bank

GREGG JORDAN
VICE PRESIDENT

August 8, 1996

Corporate Systems, Ltd.
Attn: Mike Unruh
P.O. Box 31780
Amarillo, Tx. 79120

Dear Mike:

Amarillo National Bank is pleased to commit to a new loan to Corporate Systems, in the amount of $7,500,000.00, to be subsequently used by Corporate Systems to loan to a new ESOP for the purchase of Corporate Systems stock of $4.7MM and the balance to purchase new stock to be issued by Corporate Systems. The proceeds from the stock issuance will be used by Corporate Systems to pay-off the current real estate loan at Amarillo National Bank. It is the banks understanding that Corporate Systems Ltd. will convert to a C corporation and the banks loan will be to the corporate entity. The loans terms and conditions are as follows:

Borrowing Entity:        Corporate Systems, a corporation

Loan Amount:             $7,500,000.00

Interest Rate:           Chase Manhattan Bank N.A. Prime rate
                         floating, computed on a 360 day basis

Note Date:               No later than January 15, 1997

Maturity Date:           Seven years from the note date

Collateral:              1) Accounts Receivable

                         2) Corporate Systems stock amounting to
                         15% of the outstanding shares at the time of loan funding or if the ESOP cannot directly pledge stock to the loan between Amarillo National Bank and Corporate Systems, the bank will require an assignment of the

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                         mirror loan from Corporate Systems to the
                         ESOP and the corresponding stock pledged on that loan.

                         3) Real Estate purchased with existing
                         real estate loan proceeds.

                         4) Furniture and Fixtures purchased with existing real estate loan proceeds.

Repayment:               Annual installments of principal and interest,
                         adjusted annually to fully amortize original note amount over a seven year period

Conditions/Covenants:    1) Loan Agreement governing the terms and
                         conditions of this loan and setting forth financial and other reasonable covenants that are acceptable to the lender

                         2) Corporate Systems, Ltd. is converted to a corporation

This commitment will expire on January 15, 1997 if the loan is not executed prior to the date.

Amarillo National Bank certainly appreciates the opportunity to meet this financing requirement of Corporate Systems. If you have any questions concerning this commitment, please feel free to contact me at 378-8187.

Sincerely,

/s/ J. GREGG JORDAN
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J. Gregg Jordan
Vice-President